Exhibit 4.1
[FORM OF FLOATING RATE SENIOR DEBT SECURITY]

Registered No.	CUSIP No. ISIN No.
(Face of Security)
     [IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 2008 INDENTURE AS DEFINED HEREIN ON THE REVERSE OF THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2008 INDENTURE AND THIS SECURITY.]
     [IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
     [INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]
     THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC, AS AND TO THE EXTENT SET FORTH IN THIS SECURITY, INCLUDING SECTIONS 7, 9, 10, 11, 12, 13, 14, 15 AND 16 ON THE REVERSE HEREOF.
(Face of Security continued on next page)

Title of Series:
Title of Securities:
THE GOLDMAN SACHS GROUP, INC.
[TITLE OF SECURITY]
     The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the 2008 Indenture as defined herein on the reverse of this Security), for value received, hereby promises to pay to      , or registered assigns, the principal sum of       on       and to pay interest thereon, from       or from the most recent Interest Payment Date to which interest has been paid or made available for payment,       on       in each year (each, an “Interest Payment Date”), commencing on       and at the Maturity of the principal hereof, until the principal hereof is paid or made available for payment, at the rate of [IF APPLICABLE, INSERT —      % above][LIBOR][EURIBOR], determined in accordance with the following provisions and reset effective each Interest Reset Date. [IF FOLLOWING BUSINESS DAY CONVENTION APPLIES, INSERT — If an Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day. [IF MODIFIED FOLLOWING BUSINESS DAY CONVENTION APPLIES, ALSO INSERT — However, if that Business Day is in the next succeeding calendar month, the Interest Payment Date will instead be advanced to the immediately preceding day that is a Business Day.]] [IF FOLLOWING UNADJUSTED BUSINESS DAY CONVENTION APPLIES, INSERT — If an Interest Payment Date would otherwise be a day that is not a Business Day, the payment due on that Interest Payment Date (but no such Interest Payment Date) will be postponed to the next day that is a Business Day; provided, however, that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed [IF MODIFIED FOLLOWING UNADJUSTED BUSINESS DAY CONVENTION APPLIES, ALSO INSERT —, and provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date (but not such Interest Payment Date) will be advanced to the Business Day immediately preceding such Interest Payment Date].] [IF THE FOLLOWING UNADJUSTED BUSINESS DAY CONVENTION OR MODIFIED FOLLOWING BUSINESS DAY CONVENTION APPLIES, ALSO INSERT — Notwithstanding the foregoing, an Interest Payment Date that falls on the Maturity of this Security will not be changed.] Any such installment of interest that is overdue shall also bear interest at the same rate in effect during the Interest Period ending on the due date of such installment of interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any installment of interest that is overdue shall be payable on demand.
     Unless otherwise specified, interest on this Security shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments of interest on this Security with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or made available for payment shall be calculated by the Calculation Agent by multiplying the principal amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the date of issue or from and including the last date to which interest has been paid or made available for payment, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360. Notwithstanding the foregoing, interest on this Security shall not be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general applicability.
     For the purposes of this Security, [LIBOR][EURIBOR] will be determined in the following manner:
     [IF LIBOR, INSERT — LIBOR will be the offered rate for [insert applicable index maturity] deposits in [insert applicable index currency], as that rate appears on the Reuters Screen LIBOR Page as of
(Face of Security continued on next page)

11:00 A.M., London time, on the relevant Interest Determination Date. LIBOR for the initial Interest Period will be the Initial Base Rate.
     If the rate described above does not so appear on the Reuters Screen LIBOR Page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: [insert applicable index maturity] [insert applicable index currency] deposits, beginning on the relevant Interest Reset Date, and in a Representative Amount. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant Interest Determination Date will be the arithmetic mean of the quotations.
     If fewer than two quotations are provided as described above, LIBOR for the relevant Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in [the principal financial center for the country of the applicable index currency], on that Interest Determination Date, by three major banks in [that principal financial center] selected by the Calculation Agent: [insert applicable index maturity] [insert applicable index currency] loans, beginning on the relevant Interest Reset Date, and in a Representative Amount.
     If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new Interest Period will be LIBOR in effect for the prior Interest Period. If the Initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.
     For all purposes of this Security:
     The term “Initial Base Rate” means the base rate in effect for the initial Interest Period. This rate will be      %, which is the [insert applicable index maturity] deposits in [insert applicable index currency] LIBOR rate on      , as determined by the Calculation Agent.
     The term “Interest Determination Date” means [IF INDEX CURRENCY IS NOT POUNDS STERLING, INSERT — two London Business Days prior to] the first day of each Interest Period.
     The term “Interest Period” means, with respect to the initial Interest Period, the period from and including      to, but excluding, the initial Interest Reset Date and, with respect to the subsequent Interest Periods, the periods from and including an Interest Reset Date to, but excluding, the next Interest Reset Date.
     The term “Interest Reset Date” means every      , commencing on      , on each of which the rate of interest on this Security will be reset. If any Interest Reset Date would otherwise be a day that is not a Business Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Security. However, if that Business Day is in the next succeeding calendar month, the Interest Reset Date will instead be the immediately preceding Business Day.
     The term “London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in [insert applicable index currency] are transacted in the London interbank market.
     The term “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
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     The term “Reuters Screen LIBOR Page” means the display on the Reuters Screen LIBOR01 Page or Reuters Screen LIBOR02 Page, as specified on the face hereof, or any replacement page or pages on such service or successor or replacement service, on which London interbank rates of major banks for the Index Currency are displayed.]
     [IF EURIBOR, INSERT — For the purposes of this Security, EURIBOR will be determined in the following manner:
     EURIBOR will be the offered rate per annum for [insert applicable index maturity] deposits in euros, beginning on the second Euro Business Day after the relevant Interest Determination Date, as that rate appears on the Reuters Screen EURIBOR01 Page as of 11:00 A.M., Brussels time, on the relevant Interest Determination Date. EURIBOR for the initial Interest Period will be the Initial Base Rate.
     If the rate described above does not so appear on the Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: [insert applicable index maturity] deposits in euros, beginning on the relevant Interest Reset Date, and in a Representative Amount. The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant Interest Determination Date will be the arithmetic mean of the quotations.
     If fewer than two quotations are provided as described above, EURIBOR for the relevant Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time, on that Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euros having the maturity of [insert applicable index maturity], beginning on the relevant Interest Reset Date, and in a Representative Amount.
     If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior Interest Period. If the Initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.
     For all purposes of this Security:
     The term “Initial Base Rate” means the base rate in effect for the initial Interest Period. This rate will be      %, which is the [insert applicable index maturity] deposits in euros EURIBOR rate on      , as determined by the Calculation Agent.
     The term “Interest Determination Date” means two Euro Business Days prior to the first day of each Interest Period.
     The term “Interest Period” means, with respect to the initial Interest Period, the period from and including       to, but excluding, the initial Interest Reset Date and, with respect to the subsequent Interest Periods, the periods from and including an Interest Reset Date to, but excluding, the next Interest Reset Date.
     The term “Interest Reset Date” means every      , commencing on      , on each of which the rate of interest on this Security will be reset. If any Interest Reset Date would otherwise be a day that is not a Business Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Security. However, if that Business Day is in the next succeeding calendar month, the Interest Reset Date will instead be the immediately preceding Business Day.
     The term “Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
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     The term “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
     The term “Reuters Screen EURIBOR01 Page” means the display on the Reuters 3000 Xtra Service, or any successor or replacement service, on the page designated as “EURIBOR01” or successor or any replacement page or pages on which euro-zone interbank rates of major banks for deposits in euros are displayed.]
     All percentages resulting from any calculation with respect to this Security shall be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security shall be rounded upward or downward, as appropriate, to the nearest cent with one-half or more of a cent being rounded upward.
     The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the 2008 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the       (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 2008 Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
     The Company and the Trustee acknowledge that the Company has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.
     The Trustee is hereby designated as the duly authorized representative of the Holder for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.
     Currency and Manner of Payment
     [IF PAYMENT IS IN U.S. DOLLARS, INSERT — Payment of the principal of and premium or interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any other provision of this Security or the 2008 Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the 2008 Indenture.
     Subject to the prior paragraph and except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that
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purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]
     [IF PAYMENT IS IN EUROS, INSERT — Payment of the principal of and premium or interest on this Security will be made in euros. Notwithstanding any other provision of this Security or the 2008 Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the 2008 Indenture.
     Subject to the prior paragraph and except as provided in the next [two] [three] paragraphs, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least USD$1,000,000 (or the equivalent in euros) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation
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shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]
     [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT — So long as the Securities of this series are listed on the Official List of the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Company will at all times maintain an office or agency in Luxembourg for the payment of the principal of and interest on the Securities of this series. Such Paying Agent in Luxembourg shall initially be Dexia Banque Internationale à Luxembourg société anonyme.]
     Payments Due on a Business Day
     [IF LIBOR, INSERT — Notwithstanding any provision of this Security or the 2008 Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. For all purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York and that is also a London Business Day; provided that, solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York or London, Business Day means any day that is a “Business Day” as defined above, and that is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York, London or such Place of Payment; provided further that, with respect to Section 12 of the reverse hereof and Exhibit B hereto, the definition of “Business Day” therein shall apply. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 1.13 of the 2008 Indenture.]
     [IF EURIBOR, INSERT — Notwithstanding any provision of this Security or the 2008 Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. For all purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or London, and that is also a Euro Business Day, as defined below; provided that, with respect to Section 12 of the reverse hereof and Exhibit B hereto, the definition of “Business Day” therein shall apply. The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 1.13 of the 2008 Indenture.]
     [IF PAYMENT IS IN EUROS, INSERT — Payments Made in U.S. Dollars
     Notwithstanding any provision of this Security or the 2008 Indenture, if any amount payable on this Security is payable on any day and if euros are not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in euros by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for euros (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in euros will not constitute an Event of Default under this Security or the 2008 Indenture.
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     Exchange Rate Agent
     As used herein, the “Exchange Rate Agent” shall initially mean Goldman Sachs International; provided that the Company may, and in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.
     All determinations made by the Exchange Rate Agent pursuant to the terms of this Security shall be, absent manifest error, conclusive for all purposes and binding on the holder of this Security and the Company, and the Exchange Rate Agent shall have no liability therefor.]
     Calculation Agent
     As used herein, the “Calculation Agent” shall initially mean The Bank of New York Mellon; provided that the Company may, in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.
     All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefor.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the 2008 Indenture or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.
By
Name:
Title:

     This is one of the Securities of the series designated herein and referred to in the 2008 Indenture.
Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By
Authorized Signatory

(Reverse of Security)
     1. Securities and Indenture.
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of July 16, 2008 (herein called the “2008 Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 2008 Indenture), and reference is hereby made to the 2008 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     2. Series and Denominations.
     This Security is one of the series designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time by the Company. Any election by the Company so to increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Person (as defined in the Determination of an Authorized Person, dated      , with respect to this series). References herein to “this series” mean the series of Securities designated on the face hereof. The Securities of this series are issuable only in registered form without coupons in denominations of integral multiples of      , subject to a minimum denomination of $     .
     3. [IF APPLICABLE, INSERT-Additional Amounts.
     If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:
     (i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;
     (ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is made available, whichever occurs later;
     (iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;
(Reverse of Security continued on next page)

     (iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;
     (v) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;
     (vi) any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);
     (vii) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;
     (viii) any tax, assessment or other governmental charge imposed solely because the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding the note for investment purposes only; or
     (ix) any combination of the taxes, assessments or other governmental charges described in items (i) through (viii) of this Section 3.
     Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay additional amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.
     The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 3 and Section 4 only, (a) the term “United States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and (b) the term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States.
     Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Whenever in the Securities of this series (or in the 2008 Indenture, including in Sections 5.01(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 3 or any corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the 2008 Indenture insofar as it applies to this series) where such express mention is not made.]
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     4. Redemption at the Company’s Option.
     The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined in Section 3 above), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after      , the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of any Security of this series pursuant to Section 3 of this Security or any corresponding section of another Security of this series. If the Company becomes entitled to redeem the Securities of this series, it may do so on any day thereafter pursuant to the 2008 Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the 2008 Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption of Securities pursuant to this Section 4, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the 2008 Indenture.
     5. Defeasance.
     The 2008 Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 2008 Indenture.
     6. Modification and Waiver.
     The 2008 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, and the rights of the Holders of the Securities to be affected, under the 2008 Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The 2008 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all such affected Securities, to waive compliance by the Company with certain provisions of the 2008 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the 2008 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 2008 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     7. Remedies.
     Sections 5.01 and 5.02 of the 2008 Indenture are hereby amended with respect to the Securities of this series to the extent necessary to comply with Section 5.01 and Annex A of the Master Agreement, dated November 25, 2008, as the same may be amended from time to time (the “Master Agreement”), by
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and between the Company and the FDIC, attached hereto as Exhibit A. Subject to the immediately preceding sentence and Section 14 of the reverse of this Security, if an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 2008 Indenture.
     As provided in and subject to the provisions of the 2008 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the 2008 Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.
     The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the 2008 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.
     No reference herein to the 2008 Indenture and no provision of this Security or of the 2008 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     8. Transfer and Exchange.
     As provided in the 2008 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the 2008 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
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     This Security is a Global Security and is subject to the provisions of the 2008 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities (subject to Section 10 of the reverse of this Security).
     9. Subrogation.
     The FDIC shall be subrogated to all of the rights of the Holder and the Representative under this Security and the 2008 Indenture against the Company in respect of any amounts paid to the Holder, or for the benefit of the Holder, by the FDIC pursuant to the Debt Guarantee Program.
     10. Agreement to Execute Assignment upon Guarantee Payment.
     The Holder hereby authorizes the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holder pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Security as Exhibit B pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Company under this Security on behalf of the Holder. The Company hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Security and upon any such assignment, the FDIC shall be deemed the Holder of this Security for all purposes hereof, and the Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Security and the 2008 Indenture as a result of such assignment.
     Section 3.05 of the 2008 Indenture is hereby amended with respect to the Securities of this series to the extent necessary to permit the Holder, the Representative and the Company to comply with this Section 10.
     11. Surrender of Senior Unsecured Debt Instrument to the FDIC.
     If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Company is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the Holder shall, or the Holder shall cause the person or entity in possession to, promptly surrender to the FDIC this Security.
     12. Notice Obligations to FDIC of Payment Default.
     If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Company is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default. Solely for the purpose of this Section 12, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
     13. Ranking.
     Any indebtedness of the Company to the FDIC arising under Section 2.03 of the Master Agreement will constitute a senior unsecured general obligation of the Company, ranking pari passu with any indebtedness hereunder.
     14. No Event of Default during Time of Timely FDIC Guarantee Payments.
     There shall not be deemed to be an Event of Default under this Security or the 2008 Indenture which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is
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due solely to the failure of the Company to make timely payment hereunder, provided that the FDIC is making timely guarantee payments with respect to the Securities of this series in accordance with 12 C.F.R Part 370.
     15. No Modifications without FDIC Consent.
     Without the express written consent of the FDIC, the Company and the Trustee agree not to amend, modify, supplement or waive any provision in this Security or the 2008 Indenture that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement.
     16. Demand Obligations to FDIC upon the Company’s Failure to Pay.
     On the 30th day after the date the Company defaults in payment of interest on this Security, which default has not been cured by the Company by such 30th day, in the case of default in interest, or at the Maturity, in the case of default in principal of this Security, the Representative shall make a demand on behalf of the Holder to the FDIC for payment on the guaranteed amount under the Debt Guarantee Program. Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement, in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the Holder and its fiduciary responsibility to the Holder when acting as such, as established by the terms of this Security and the 2008 Indenture; (C) the occurrence of a payment default; and (D) the authority to make an assignment of the Holder’s right, title, and interest in this Security to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on this Security from the proceeds of the receivership or bankruptcy estate. Any demand under this Section 16 shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this Section 16, and shall certify to the accuracy thereof.
     [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT —
     17. Notices.
     Notices that are required hereunder or under the 2008 Indenture to be given to Holders of the Securities of this series shall be given to Holders of the Securities of this series as set forth in the 2008 Indenture and in the next paragraph.
     So long as the Securities of this series are listed on the Official List of the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Trustee will publish any such required notices in a daily newspaper of general circulation in Luxembourg. If publication in Luxembourg is not practical, the Trustee will publish any such required notices elsewhere in Europe. Published notices will be deemed to have been given on the date they are published. If publication as described in this paragraph becomes impossible, the Trustee may publish sufficient notice by alternate means that approximate the terms and conditions as described in this paragraph.]
     18. Governing Law.
     This Security and the 2008 Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     19. Terms Defined in the 2008 Indenture.
     All terms used in this Security which are defined in the 2008 Indenture shall have the meanings assigned to them in the 2008 Indenture.
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     [IF APPLICABLE, INSERT — References in this Security to euro shall mean, as of any time, the coin or currency (if any) that is legal tender for the payment of private and public debt in all countries then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.]

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                                                            ]
(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)
the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or any change whatever.

EXHIBIT A

MASTER AGREEMENT
Federal Deposit Insurance Corporation
Temporary Liquidity Guarantee Program — Debt Guarantee Program

TLGP Master Agreement 11/24/08

TLGP Master Agreement 11/24/08

MASTER AGREEMENT
     THIS MASTER AGREEMENT (this “Master Agreement”) is being entered into as of the date set forth on the signature page hereto by and between THE FEDERAL DEPOSIT INSURANCE CORPORATION, a corporation organized under the laws of the United States of America and having its principal office in Washington, D.C. (the “FDIC”), and the entity whose name appears on the signature page hereto (the “Issuer”).
RECITALS
     WHEREAS, on November 21, 2008, the FDIC issued its Final Rule, 12 C.F.R. Part 370 (as may be amended from time to time, the “Rule”), establishing the Temporary Liquidity Guarantee Program (the “Program”); and
     WHEREAS, pursuant to the Rule, the FDIC will guarantee the payment of certain newly-issued “senior unsecured debt” (as defined in the Rule, hereinafter “Senior Unsecured Debt”) issued by an “eligible entity” (as defined in the Rule); and
     WHEREAS, the Issuer is an eligible entity for purposes of the Rule and has elected to participate in the debt guarantee component of the Program.
ARTICLE I
DEFINITIONS
     1.01. Certain Defined Terms. As used in this Master Agreement, the following terms shall have the following meanings:
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
     “FDIC” has the meaning ascribed to such term in the introductory paragraph to this Master Agreement.
     “FDIC Guarantee” means the guarantee of payment by the FDIC of the Senior Unsecured Debt of the Issuer in accordance with the terms of the Program.
     “Guarantee Payment” means any payment made by the FDIC under the Program with respect to Senior Unsecured Debt of the Issuer.
     “Guarantee Payment Notice” has the meaning ascribed to such term in Section 2.02.
     “Issuer” has the meaning ascribed to such term in the introductory paragraph to this Master Agreement.
     “Issuer Make-Whole Payments” has the meaning ascribed to such term in Section 2.03.

TLGP Master Agreement 11/24/08

     “Issuer Reports” means reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that the Issuer or any subsidiary of the Issuer is required to file with any governmental entity.
     “Master Agreement” means this Master Agreement, together with all Annexes and amendments hereto.
     “Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Issuer and its consolidated subsidiaries taken as a whole.
     “Program” has the meaning ascribed to such term in the Recitals.
     “Reimbursement Payment” has the meaning ascribed to such term in Section 2.03.
     “Relevant Provision” means any provision that is related to the principal, interest, payment, default or ranking of the Senior Unsecured Debt, any provision contained in Annex A or any other provision the amendment of which would require the consent of any or all of the holders of such debt.
     “Representative” means the trustee, administrative agent, paying agent or other fiduciary or agent designated as the “Representative” under the governing documents for any Senior Unsecured Debt of the Issuer subject to the FDIC Guarantee for purposes of submitting claims or taking other actions under the Program.
     “Rule” has the meaning ascribed to such term in the Recitals.
     “Senior Unsecured Debt” has the meaning ascribed to such term in the Recitals.
     1.02. Terms Generally. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, the terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Master Agreement and not to any particular provision of this Master Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs of this Master Agreement unless otherwise specified, and the word “including” and words of similar import when used in this Master Agreement shall mean “including, without limitation”, unless otherwise specified.
ARTICLE II
SENIOR DEBT GUARANTEE
     2.01. Acknowledgement of Guarantee. The FDIC hereby acknowledges that the Issuer has elected to participate in the debt guarantee component of the Program and that, as a result, the Issuer’s Senior Unsecured Debt is guaranteed by the FDIC to the extent set forth in, and subject to the provisions of, the Rule, and subject to the terms hereof.
     2.02. Guarantee Payments. The Issuer understands and acknowledges that any Guarantee Payment with respect to a particular issue of Senior Unsecured Debt shall be paid by the FDIC directly to:

2	TLGP Master Agreement 11/24/08

     (a) the Representative with respect to such Senior Unsecured Debt if a Representative has been designated; or
     (b) the registered holder(s) of such Senior Unsecured Debt if no Representative has been designated; or
     (c) any registered holder of such Senior Unsecured Debt who has opted out of being represented by the designated Representative;
in each case, pursuant to the claims procedure set forth in the Rule. In no event shall the FDIC make any Guarantee Payment to the Issuer directly. The FDIC will provide prompt written notice to the Issuer of any Guarantee Payment made by the FDIC with respect to any of the Issuer’s Senior Unsecured Debt (the “Guarantee Payment Notice”).
     2.03. Issuer Make-Whole Payments. In consideration of the FDIC providing the FDIC Guarantee with respect to the Senior Unsecured Debt of the Issuer, the Issuer hereby irrevocably and unconditionally covenants and agrees:
     (a) to reimburse the FDIC immediately upon receipt of the Guarantee Payment Notice for all Guarantee Payments set forth in the Guarantee Payment Notice (the “Reimbursement Payment”) (without duplication of any amounts actually received by the FDIC as subrogee or assignee under the governing documents of the relevant Senior Unsecured Debt of the Issuer);
     (b) beginning as of the date of the Issuer’s receipt of the Guarantee Payment Notice, to pay interest on any unpaid Reimbursement Payments until such Reimbursement Payments shall have been paid in full by the Issuer, at an interest rate equal to one percent (1%) per annum above the non-default interest rate payable on the Senior Unsecured Debt with respect to which the relevant Guarantee Payments were made, as calculated in accordance with the documents governing such Senior Unsecured Debt; and
     (c) to reimburse the FDIC for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection or other enforcement of the Issuer’s payment obligations hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the FDIC’s agents, counsel, accountants and experts.
Clauses (a), (b) and (c) above are collectively referred to herein as the “Issuer Make-Whole Payments”. The indebtedness of the Issuer to the FDIC arising under this Section 2.03 constitutes a senior unsecured general obligation of the Issuer, ranking pari passu with other senior unsecured indebtedness of the Issuer, including without limitation Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee.
     2.04. Waiver of Defenses. The Issuer hereby waives any defenses it might otherwise have to its payment obligations under any of the Issuer’s Senior Unsecured Debt or under Section 2.03 hereof, in each case beginning at such time as the FDIC has made any Guarantee

3	TLGP Master Agreement 11/24/08

Payment with respect to such Senior Unsecured Debt and continuing until such time as all Issuer Make-Whole Payments have been received by the FDIC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
     3.01. Organization and Authority. The Issuer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     3.02. Authorization, Enforceability.
     (a) The Issuer has the power and authority to execute and deliver this Master Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Issuer of this Master Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Issuer, and no further approval or authorization is required on the part of the Issuer. This Master Agreement is a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     (b) The execution, delivery and performance by the Issuer of this Master Agreement and the consummation of the transactions contemplated hereby and compliance by the Issuer with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Issuer or any subsidiary of the Issuer under, any of the terms, conditions or provisions of, as applicable, (X) its organizational documents or (Y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Issuer or any subsidiary of the Issuer may be bound, or to which the Issuer or any subsidiary of the Issuer may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Issuer or any subsidiary of the Issuer or any of their respective properties or assets except, in the case of clauses (i)(Y) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (c) No prior notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental entity is required to be made or obtained by the Issuer in connection with the execution of this Master Agreement, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals which have been made or obtained

4	TLGP Master Agreement 11/24/08

or the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.03. Reports. Since December 31, 2007, the Issuer and each subsidiary of the Issuer has timely filed all Issuer Reports and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not individually or in the aggregate have a Material Adverse Effect. As of their respective dates of filing, the Issuer Reports complied in all material respects with all statutes and applicable rules and regulations of all applicable governmental entities. In the case of each such Issuer Report filed with or furnished to the Securities and Exchange Commission, if any, such Issuer Report (a) did not, as of its date, or if amended prior to the date of this Master Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (c) no executive officer of the Issuer or any subsidiary of the Issuer has failed in any respect to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. With respect to all other Issuer Reports, the Issuer Reports were complete and accurate in all material respects as of their respective dates.
ARTICLE IV
NOTICE AND REPORTING
     4.01. Reports of Existing and Future Guaranteed Debt. The Issuer shall provide reports to the FDIC of the amount of all Senior Unsecured Debt subject to the FDIC Guarantee in accordance with the reporting requirements of the Rule.
     4.02. On-going Reporting. The Issuer covenants and agrees that, for so long as it has outstanding Senior Unsecured Debt that is subject to the FDIC Guarantee, it shall furnish or cause to be furnished to the FDIC (a) monthly reports, in such form as specified by the FDIC, containing information relating to the Issuer’s outstanding Senior Unsecured Debt that is subject to the FDIC Guarantee and such other information as may be requested in such form, and (b) such other information that the FDIC may reasonably request, such other information to be delivered within ten (10) Business Days of receipt by the Issuer of any such request.
     4.03. Notice of Defaults. The Issuer covenants and agrees that it shall notify the FDIC within one (1) Business Day of any default in the payment of any principal or interest when due, without giving effect to any cure period, with respect to any indebtedness of the Issuer (including debt that is not subject to the FDIC Guarantee), whether such debt is existing as of the date of this Master Agreement or is issued subsequent to the date hereof, if such default would result, or would reasonably be expected to result, in an event of default under any Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee.

5	TLGP Master Agreement 11/24/08

ARTICLE V
COVENANTS AND ACKNOWLEDGMENTS OF THE ISSUER
     5.01. Terms to be included in Future Guaranteed Debt. The governing documents for the issuance of any Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee shall contain each of the provisions set forth in Annex A. If a particular issue of Senior Unsecured Debt is evidenced solely by a trade confirmation, the Issuer shall use commercially reasonable efforts to cause the holder of such debt to execute a written instrument setting forth the holder’s agreement to be bound by the provisions set forth in Annex A. No document governing the issuance of Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee shall contain any provision that would result in the automatic acceleration of the debt upon a default by the Issuer at any time during which the FDIC Guarantee is in effect or during which Guarantee Payments are being made in accordance with Section 370.12(b)(2) of the Rule.
     5.02. Breaches; False or Misleading Statements. The Issuer acknowledges and agrees that (a) if it is in breach of any provision of this Master Agreement or (b) if it makes any false or misleading statement or representation in connection with the Issuer’s participation in the Program, or makes any statement or representation in bad faith with the intent to influence the actions of the FDIC, the FDIC may take the enforcement actions provided in Section 370.11 of the Rule, including termination of the Issuer’s participation in the Program. As set forth in the Rule, any termination of the Issuer’s participation in the Program would solely have prospective effect, and would in no event affect the FDIC Guarantee with respect to Senior Unsecured Debt of the Issuer that is issued and outstanding prior to the termination of the Issuer’s participation in the Program.
     5.03. No Modifications. The Issuer covenants and agrees that it shall not amend, modify, or consent to any amendment or modification, or waive any Relevant Provision, without the express written consent of the FDIC.
     5.04. Waiver by the Issuer. The Issuer acknowledges and agrees that if any covenant, stipulation or other provision of this Master Agreement that imposes on the Issuer the obligation to make any payment is at any time void under any provision of applicable law, the Issuer will not make any claim, counterclaim or institute any proceedings against the FDIC or any of its assignees or subrogees for any amount paid by the Issuer at any time, and the Issuer waives unconditionally and absolutely any rights and defenses, legal or equitable, which arise under or in connection with any such provision and which might otherwise be available to it for recovery of any amount due under this Master Agreement.
ARTICLE VI
GENERAL PROVISIONS
     6.01. Amendment and Modification of this Master Agreement. This Master Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Master Agreement.

6	TLGP Master Agreement 11/24/08

     6.02. Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):
     if to the Issuer, to the address appearing on the signature page hereto

if to the FDIC, to:	The Federal Deposit Insurance Corporation
Deputy Director, Receivership Operations Branch
Division of Resolutions and Receiverships
Attention: Master Agreement
550 17th Street, N.W.
Washington, DC 20429
     6.03. Counterparts. This Master Agreement may be executed in counterparts, which, together, shall be considered one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original, executed counterparts, provided receipt of such counterparts is confirmed.
     6.04. Severability. Any term or provision of this Master Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
     6.05. Governing Law. Federal law of the United States shall control this Master Agreement. To the extent that federal law does not supply a rule of decision, this Master Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law. Nothing in this Master Agreement will require any unlawful action or inaction by either party.
     6.06. Venue. Each of the parties hereto irrevocably and unconditionally agrees that any legal action arising under or in connection with this Master Agreement is to be instituted in the United States District Court in and for the District of Columbia or in any United States District Court in the jurisdiction where the Issuer’s principal office is located.
     6.07. Assignment. Neither this Master Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any purported assignment

7	TLGP Master Agreement 11/24/08

without such consent shall be void. Subject to the preceding sentence, this Master Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     6.08. Headings. The headings and subheadings of the Table of Contents, Articles and Sections contained in this Master Agreement, except the terms identified for definition in Article I and elsewhere in this Master Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Master Agreement or any provision hereof.
     6.09. Delivery Requirement. The Issuer shall submit a completed, executed and dated copy of the signature page hereto to the FDIC within five (5) business days of the date of the Issuer’s election to continue participating in the debt guarantee component of the Program in accordance with the delivery instructions set forth on the signature page.
[SIGNATURES BEGIN ON NEXT PAGE]

8	TLGP Master Agreement 11/24/08

     IN WITNESS WHEREOF, the Issuer and the FDIC have caused this Master Agreement to be executed by their respective officers thereunto duly authorized.

THE FEDERAL DEPOSIT INSURANCE CORPORATION
By:
Name:
Title:

NAME OF ISSUER:
THE GOLDMAN SACHS GROUP, INC.

By:	/s/ David Viniar
	Name:	David Viniar
Chief Financial Officer

Address of Issuer: 85 Broad Street New York, New York 10004 FDIC Certificate Number: ________________________ RSSD ID or OTS Docket Number: 2380443 Date: 11/25/08
Delivery Instructions
     Please deliver a completed, executed and dated copy of this Signature Page to the FDIC within five (5) business days of the date of the Issuer’s election to continue participating in the Debt Guarantee Program. Email is the preferred method of delivery to MasterAgreement@fdic.gov, or you may send it by an overnight courier service such as FedEx to Senior Counsel, Special Issues Unit, E7056, Attention: Master Agreement, 3501 Fairfax Drive, Arlington, Virginia, 22226.

TLGP Master Agreement 11/24/08

Annex A
Terms to be Included in Future Issuances of FDIC Guaranteed Senior Unsecured Debt
     The following provisions shall be included in the governing documents for the issuance of Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee, in substantially the form presented below, unless otherwise specified. The appropriate name of the governing document(s) shall be inserted in place of the term “Agreement” where it appears in this Annex A.
Acknowledgement of the FDIC’s Debt Guarantee Program
     The parties to this Agreement acknowledge that the Issuer has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012. [The italicized portion of the above provision shall be included exactly as written above]
Representative
     The [insert name of the: trustee, administrative agent, paying agent or other fiduciary or agent to be designated as the duly authorized representative of the debt holders] is designated under this Agreement as the duly authorized representative of the holder[s] for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.
Subrogation
     The FDIC shall be subrogated to all of the rights of the holder[s] and the Representative, if there shall be one, under this Agreement against the Issuer in respect of any amounts paid to the holder[s], or for the benefit of the holder[s], by the FDIC pursuant to the Debt Guarantee Program.
Agreement to Execute Assignment upon Guarantee Payment
[If there is a Representative, insert the following:]
     The holder[s] hereby authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the holder[s] pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Agreement as Exhibit [     ] [See Annex B to Master Agreement] pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Issuer under this Agreement on behalf of the holder[s]. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Agreement and upon any such assignment, the
TLGP Master Agreement 11/24/08

FDIC shall be deemed a holder under this Agreement for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
[or, if (i) there is no Representative or (ii) the holder has exercised its right not to be represented by the Representative, insert the following:]
     The holder[s] hereby agree that, at such time as the FDIC shall commence making any guarantee payments to the holder[s] pursuant to the Debt Guarantee Program, the holder[s] shall execute an assignment in the form attached to this Agreement as Exhibit [     ] [See Annex B to Master Agreement] pursuant to which the holder[s] shall assign to the FDIC [its/their] right to receive any and all payments from the Issuer under this Agreement. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Agreement and upon any such assignment, the FDIC shall be deemed a holder under this Agreement for all purposes thereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
Surrender of Senior Unsecured Debt Instrument to the FDIC
     If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Issuer is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the holder shall, or the holder shall cause the person or entity in possession to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing such debt, if any.
Notice Obligations to FDIC of Payment Default
     If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Issuer is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default.
Ranking
     Any indebtedness of the Issuer to the FDIC arising under Section 2.03 of the Master Agreement entered into by the Issuer and the FDIC in connection with the Debt Guarantee Program will constitute a senior unsecured general obligation of the Issuer, ranking pari passu with any indebtedness hereunder.
No Event of Default during Time of Timely FDIC Guarantee Payments
     There shall not be deemed to be an event of default under this Agreement which would permit or result in the acceleration of amounts due hereunder, if such an event of default is due solely to the failure of the Issuer to make timely payment hereunder, provided that the FDIC is
TLGP Master Agreement 11/24/08

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making timely guarantee payments with respect to the debt obligations hereunder in accordance with 12 C.F.R Part 370.
No Modifications without FDIC Consent
     Without the express written consent of the FDIC, the parties hereto agree not to amend, modify, supplement or waive any provision in this Agreement that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement executed by the Issuer in connection with the Debt Guarantee Program.
TLGP Master Agreement 11/24/08

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Annex B
FORM OF ASSIGNMENT1
     This Assignment is made pursuant to the terms of Section [  ] of the [   ], dated as of                                         , 20     , as amended from time to time (the “Agreement”), between [Representative] (the “Representative”), acting on behalf of the holders of the debt issued under the Agreement who have not opted out of representation by the Representative (the “Holders”), and the [Issuer] (the “Issuer”) with respect to the debt obligations of the Issuer that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
     For value received, the Representative, on behalf of the Holders (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the promissory note or other instrument evidencing the debt issued under the Agreement (the “Note”); (b) the Agreement pursuant to which the Note was issued; and (c) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Note or the Agreement (collectively, the “Assignment”).
     The Assignor hereby certifies that:
          1. Without the FDIC’s prior written consent, the Assignor has not:
     (a) agreed to any material amendment of the Note or the Agreement or to any material deviation from the provisions thereof; or
     (b) accelerated the maturity of the Note.
[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]
     2. The Assignor has not assigned or otherwise transferred any interest in the Note or Agreement;
[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Note and related documentation, the Assignor must include the following representation.]
     2. The Assignor has assigned part of its rights, title and interest in the Note and the Agreement to                                          pursuant to the                                           agreement, dated as of                     , 20    , between                     , as assignor, and                     , as assignee, an executed copy of which is attached hereto.
     The Assignor acknowledges and agrees that this Assignment is subject to the Agreement and to the following:

[1]	This Form of Assignment shall be modified as appropriate if the assignment is being made by an individual debt holder rather than the Representative or if the debt being assigned is not in certificated form or otherwise represented by a written instrument.
TLGP Master Agreement 11/24/08

     1. In the event the Assignor receives any payment under or related to the Note or the Agreement from a party other than the FDIC (a “Non-FDIC Payment”):
     (a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Agreement pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Issuer, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and
     (b) after the FDIC’s first guarantee payment under the Agreement, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
     2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.
     The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.
******
     IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this       day of                     , 20    .

Very truly yours,

[ASSIGNOR]

By:

(Signature)

Name:

(Print)

Title:

(Print)
TLGP Master Agreement 11/24/08

B-2

Consented to and acknowledged by this               day of                   , 20     :
THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:

(Signature)

Name:
(Print)

Title:
(Print)
TLGP Master Agreement 11/24/08

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EXHIBIT B
ASSIGNMENT
     This Assignment is made pursuant to the terms of Section 10 of the reverse of The Goldman Sachs Group, Inc.’s                      Notes due                     , CUSIP No.                      (the “Security”), between The Bank of New York Mellon (the “Representative”), acting on behalf of the Holder of the Security who have not opted out of representation by the Representative, and The Goldman Sachs Group, Inc. (the “Company”) with respect to the debt obligations of the Company that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Security. Solely for the purpose of this Assignment, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
     For value received, the Representative, on behalf of the Holder (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the Security; (b) the Senior Debt Indenture, dated July 16, 2008 (the “2008 Indenture”), by and between the Company and the Representative, with respect to the Security; and (c) any other instrument or agreement executed by the Company regarding obligations of the Company under the Security or the 2008 Indenture with respect to the Security (collectively, the “Assignment”).
     The Assignor hereby certifies that:
     1. Without the FDIC’s prior written consent, the Assignor has not:
     (a) agreed to any material amendment of the Security or to any material deviation from the provisions thereof; or
     (b) accelerated the maturity of the Security.
     [Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Security and related documentation, such Assignor must include the following representation.]
     2. The Assignor has not assigned or otherwise transferred any interest in the Security;
     [Instructions to the Assignor: If the Assignor has assigned a partial interest in the Security and related documentation, the Assignor must include the following representation.]
     2. The Assignor has assigned part of its rights, title and interest in the Security to                      pursuant to the                      agreement, dated as of                      , 20    , between                     , as assignor, and                     , as assignee, an executed copy of which is attached hereto.
     The Assignor acknowledges and agrees that this Assignment is subject to the Security and the 2008 Indenture and to the following:
     1. In the event the Assignor receives any payment under or related to the Security from a party other than the FDIC (a “Non-FDIC Payment”):
     (a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Security pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Company, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

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     (b) after the FDIC’s first guarantee payment under the Security, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
     2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holder shall constitute a release by the Holder of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.
     The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.
******

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     IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this            day of                     , 20   .

Very truly yours, [ASSIGNOR]
By:
(Signature)

Name:
(Print)

Title:
(Print)

Consented to and acknowledged by this       day of                     , 20    :
THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:
(Signature)

Name:
(Print)

Title:
(Print)

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